EXHIBIT 99.1

Contact: Rick Berry
Chief Financial Officer
600 Travis Street, Suite 5800
Houston, Texas 77002
713.993.4614

The Edelman Financial Group Signs Going-Private Transaction

HOUSTON, April 16, 2012 – The Edelman Financial Group Inc. (“TEFG” or the “Company”) (NASDAQ: EF), a nationwide wealth management firm, today announced that it has entered into a definitive merger agreement with affiliates of Lee Equity Partners, LLC, a private equity firm, to be acquired for $8.85 per share in cash. This represents a premium of 43% over TEFG’s closing price Friday of $6.18, and a premium of 33% over TEFG’s volume-weighted average closing price over the last 20 trading days.

The Edelman Financial Group Co-Chief Executive Officers Ric Edelman and George Ball, and other members of TEFG’s senior management team, will continue in their roles with the Company after completion of the transaction and, pursuant to the terms of the transaction, maintain a significant equity investment in TEFG. Simultaneously with the closing of the transaction, Mr. Edelman will also be selling his 22% direct interest in The Edelman Financial Center, LLC (“EFC”), a 76%-owned subsidiary of TEFG, to an affiliate of Lee Equity Partners on substantially the same terms provided by the existing Limited Liability Company Agreement of EFC.

The merger agreement was negotiated on behalf of TEFG by a Special Committee of its Board of Directors composed entirely of independent directors with the assistance of independent financial and legal advisors. Following the Special Committee’s unanimous recommendation, TEFG’s Board of Directors unanimously approved the merger agreement and has recommended that TEFG’s shareholders adopt and approve the merger.

Thomas H. Lee, President of Lee Equity Partners, said, “The Edelman Financial Group has achieved a strong track record and is a clear leader in the independent financial advisor field. We are excited to partner with Edelman Financial’s management team, and we look forward to supporting the company’s continued expansion.”

Under terms of the merger agreement, each issued and outstanding share of TEFG’s common stock will be cancelled in exchange for the right to receive $8.85 in cash, except for certain shares beneficially owned by management and TEFG employees that will be rolled over and contributed to the new holding company, and shares held by shareholders who properly exercise and perfect appraisal rights.

The merger agreement must be approved by a two-thirds majority of the outstanding shares of TEFG’s common stock and by a majority of the outstanding shares of TEFG’s common stock held by unaffiliated shareholders. Members of the Company’s senior management, who currently own approximately 26% of TEFG’s outstanding shares, have agreed to vote their shares in favor of the merger. This voting obligation will terminate if the merger agreement terminates.

The Special Committee will solicit alternative transaction proposals from third parties for a period of 40 days after today subject to extension for an additional 20 days for parties meeting certain additional requirements specified in the merger agreement (a “Go-Shop Party”). To the extent the

Special Committee determines that an alternative transaction proposal is superior to the merger with Lee Equity Partners, TEFG may terminate the merger agreement and accept the superior proposal. In such an event, TEFG must pay Lee Equity Partners a customary termination fee that varies in amount depending on whether or not the superior proposal is with a Go-Shop Party. In addition, the merger agreement provides Lee Equity Partners a customary right to match a superior proposal.

The proposed transaction is expected to close in the third quarter of 2012.The merger agreement is subject to certain closing conditions, including the absence of a material adverse effect on TEFG’s business or results of operations and the receipt of applicable regulatory approvals. Lee Equity Partners has obtained financing commitments for equity and debt financing in an aggregate amount sufficient to complete the merger.

Following completion of the transaction, TEFG will become a privately held company and its stock will no longer trade on the Nasdaq Stock Market.

Stephens Inc. is acting as financial advisor to the Special Committee, including with respect to the “go shop” process described above, and has delivered a fairness opinion to the Special Committee in connection with the transaction. Vinson & Elkins LLP is acting as legal advisor to the Special Committee. Thompson & Knight LLP is acting as legal advisor to The Edelman Financial Group. Fried, Frank, Harris, Shriver & Jacobson LLP is acting as legal advisor to Lee Equity Partners. Ric Edelman is represented in the transaction by Paul, Weiss, Rifkind, Wharton & Garrison LLP.

About The Edelman Financial Group

The Edelman Financial Group is a wealth management company with approximately 500 employees in 43 offices throughout the United States, and has approximately $17 billion in client assets. Client assets include the gross value of assets under management directly or via outside managers and assets held in brokerage accounts for clients by outside clearing firms. Additional information is available at www.edelmanfinancial.com.

About Lee Equity Partners

Lee Equity Partners is a middle-market private equity investment firm managing more than $1 billion of capital. Lee Equity was founded by Thomas H. Lee and focuses on control buyouts and growth capital financings, typically investing $30 million to $150 million per transaction in companies with enterprise values of $100 million to $500 million. The firm seeks to partner with top-tier management teams to build companies with differentiated market position and high growth potential. Target sectors include business services, consumer/retail, distribution/logistics, financial services, healthcare services, and media.

Cautionary Statement Regarding Forward Looking Information

This press release contains forward-looking statements relating to the potential acquisition of TEFG by an affiliate of funds managed by Lee Equity Partners, LLC, including, without limitation, statements relating to the benefits of the proposed transaction, statements relating to future performance of TEFG, statements relating to the completion of the proposed transaction the expected date of closing of the transaction and other statements containing words such as “may,” “could,” “should,” “would,” “estimate,” “expect,” and similar expressions or statements of current expectation, assumption or opinion. These are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. There are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements, including the following: (1) TEFG may be unable to obtain the shareholder approval required for the transaction; (2) conditions to the closing of the transaction may not be satisfied or waived; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business of TEFG may suffer as a result of uncertainty surrounding the transaction; (5) TEFG may be adversely affected by other economic, business, and/or competitive factors; (6) legislative developments; (7) changes in tax and other laws; (8) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (9) the failure to receive the necessary debt financing set forth in the commitment letters received in connection with the transaction, and (10) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of TEFG are set forth in its filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in TEFG’s Form 10-K for the fiscal year ended December 31, 2011. These forward-looking statements reflect TEFG’s expectations as of the date of this press release. TEFG does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

Additional Information and Where to Find It

In connection with the proposed transaction, TEFG will file a proxy statement and other materials with the Securities and Exchange Commission. TEFG and its directors, executive officers and certain other members of its management and employees may be deemed to be “participants” in the solicitation of proxies from its shareholders in connection with the proposed transaction. Information regarding the interests of such directors and executive officers is included in TEFG’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 16, 2011 with respect to the 2011 Annual Meeting of Shareholders of TEFG as well as other proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and information concerning all of the TEFG participants in the solicitation will be included in the proxy statement and other materials to be filed with the SEC in connection with to the proposed merger when it becomes available. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by TEFG at TEFG’s website, www.edelmanfinancial.com, or at the Securities and Exchange Commission’s website, www.sec.gov. The proxy statement and other relevant documents may also be obtained for free from TEFG by directing such request to Susan Bailey, Corporate Secretary, at 713-220-5115.